Exhibit 10.21

LEASE AGREEMENT

Landlord: Dr. Joel Wallach andMa Lan, Trustees of
The Joel and Ma Lan Wallach Family Trust UDT dated 1/2/96
Tenant: Wellness Lifestyles, Inc., dba American Longevity
2400 Boswell Road, Chula Vista, CA.92029

TABLE OF CONTENTS

Recitals
Section 1. Lease of Premises
Section  2. Use
Section  3. Tenn
Section 4. Rent
Section  5.  Personal Property Taxes
Section 6. Uses Prohibited
Section 7. Alterations
Section  8.  Maintenance and Repair
Section  9. Destruction or Dan1age
Section 10. Compliance with Law
Section 11. Tenant's Insurance; Indemnification of Landlord
Section 12. Free From Liens
Section 13.  Abandonment
Section 14. Utilities
Section 15. Entry
Section 16. Assignment and Subletting
Section 17. Default
Section 18.  Surrender of Lease
Section 19.  Sale of Property
Section 20.  Attorney Fees
Section 21.  Security Deposit
Section 22.  Holding Over
Section 23. Notices
Section 24. Successors in Interest
Section 25. Partial Invalidity
Section 26. Captions
Section 27. Time
Section 28. Condemnation
Section 29. No Oral Agreements
Section 30. Governing Law

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    This Lease Agreement (Lease) is entered into as of this  1st of May, 2001, between WELLNESS LIFESTYLES, INC., dba AMERICAN LONGEVITY, (Tenant) and Dr. Joel Wallach and Ma Lan, Trustees of The Joel and Ma Lan Wallach Family Trust UDT dated 1/2/96, (Landlord).

Recitals

    A.  Landlord is the owner of real property located at 2400 Boswell Road, Chula Vista, California, 92029, and the improvements located on the real property (collectively, "Property").

    B.  Tenant desires to lease from Landlord  and Landlord  desires to  lease to Tenant  the following prope1ty:

       (1)  2400 Boswell Road, Chula Vista, California, 92029

       Real Property Description:

       PARCEL 1 OF PARCEL MAP NO. 15955, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JANUARY 17, 1990 AS FILE NO. 90-027866 OF OFFICIAL RECORDS

the above hereafter referred to as the "Leased Premises".

    Therefore, for good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

Section 1. Lease of Premises.

    Landlord leases to Tenant and Tenant leases from Landlord the Leased Premises on the terms and conditions set forth in this Lease.

Section 2. Use.

    Tenant agrees to use the Leased Premises for the purpose of operating any lawful busines s.

Section 3. Term.

    The term of this Lease shall be for 20 years from May 1, 2001 (Term).

Section 4. Rent.

    (a)  Tenant shall pay to Landlord during the Term of this Lease as monthly rental for the Leased Premises a sum equal to tlte monthly payment of principal aJ d interest on tlte loan incurred by Landlord/or purchase and improvement of theparcel w!tere thePremises are located, which shall be paid in advance on the first day of each calendar month (Monthly Base Rent). Should the Term commence on a date other than the first day of a calendar month, Tenant shall pay Monthly Rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the first day of the month, and thereafter the Monthly Base Rent shall be paid in equal monthly installments on the first day of each and every month in advance. Tenant agrees that it would be impracticable or extremely difficult to fix the actual damage to Landlord accustomed by the failure of Tenant to make any payment of rent within five (5) days of the due date and, therefore, Tenant agrees that if any payment of rent is not made within five (5) days of its due date, Tenant agrees to pay Landlord an additional six percent (6%) late charge of such late rent payment.

Section 5. Real and Personal Property Taxes.

    During the Term, Tenant shall pay to Landlord upon 10 days written notice from Landlord any amounts billed to Landlord for any and all real property taxes, Mello-Roos Bond fees, special district fees or taxes, and any other tax levied against the real property at the Leased Premises, and furthermore shall pay all taxes assessed against and levied upon fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Leased Premises prior to delinquency , and when possible Tenant shall cause these fixtures, furnishings,equipment,and other personal property to be assessed and billed separately from the real property of Landlord.

Section 6. Uses Prohibited.

    (a)  Tenant shall not use, nor permit the Leased Premises, nor any part of the Leased Premises, to be used for any purpose other than the purpose set forth in Section 2, and in no event for any illegal purpose. No use shall be made or permitted to be made of the Leased Premises, nor acts done, that will increase the existing rate of insurance upon the Property (once this rate is established), or cause a cancellation of any insurance policy covering the Property or any part of the Property, nor shall Tenant sell or permit to be kept, used, or sold in or about the Leased Premises any article that may be prohibited by standard form of fire insurance policies .

Section 7. Alterations.

    Tenant shall not make or suffer to be made, any alterations of the Leased Premises,or any part of the Leased Premises, without the prior consent of Landlord, and any additions to, or alterations of, the Leased Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Any alterations shall be in conformance with the codes, statutes and regulations of all municipal, state, and federal authorities .

Section 8. Maintenance and Repair.

    (a)  Tenant acknowledges that Tenant is leasing the Leased Premises on an "as is" "triple net" basis. Tenant agrees to accept the Premises with all faults. Tenant shall, at all times during the Term, and at Tenant's sole cost and expense, maintain the landscape and the exterior and interior of the Leased Premises in good and sanitary order and condition. Tenant, at Tenant's sole expense, shall be responsible for all interior and exterior maintenance and repair including , but not limited to : interior and exterior wall and ceiling surfaces, roofs, window shades, painting , patching , cleaning, all electrical systems, all plumbing systems, all mechanical systems, all structural components, carpentry repairs, doors, windows , trim, floor maintenance, and any and all special items and/or equipment installed by or at the expense of the Tenant, as well as all landscaping . Tenant, at Tenants sole expense , shall be responsible for performing routine maintenance as well as majors repairs and/or replacement on the building's HVAC ventilation system, including any required filter replacement  operations.

    (b)  Tenant shall maintain the entirety of the exterior of the Leased Premises in good order, condition and repair, including parking lot and all structural parts of the Leased Premises . Tenant shall be responsible for loss or damage to landscape and/or any other interior or exte1ior improvements at the Leased Premises as a result of acts by Tenant, employees of Tenant and guests or invitees of Tenant, or through any negligence ofTenarit or Tenant's employees, vendors, agents, customer s, or visitors.

    (c)  Tenant shall be responsible for any and all repair and/or replacements necessary to maintain the entirety of the Leased Premises.

Section 9. Destruction or Damage

    (a)  If the Leased Premises necessary for the Tenant 's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this section 9, promptly repair the damage, if such repairs, in the Landlord's opinion, can be completed within ninety (90) days. If the Landlord determines that the repairs can be completed within ninety (90) days, this Lease sh.all remain in full force and effect, except that if such dan1age is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors , licensees or invitee, the Monthly Base Rent shall be abated to the extent Tenant's use of the Leased Premises is impaired, commencing with the date of damage and continuing until completion of repairs required of Landlord under this paragraph.

    (b)  If in the Landlord's  opinion such repairs to the Leased Premises  necessary for the Tenant's occupancy cannot be completed within ninety (90) days, either paity may elect, upon written notice to the other given within thirty (30) days after the date of such fire or other casualty, to terminate the Lease. Ifthis Lease is not terminated, and the Landlord elects to repair such damage, this Lease shall continue in full force and effect, but the Monthly Base Rent may be partially abated as provided in paragraph 9(a) above. IfLandlord does not elect to make such repairs,this Lease shall tenninate as of the date of such fire or other casualty.

    (c)  If the Leased Premises are to be repaired under this section, Landlord shall repair at its expense any damage. Tenant shall be responsible at its sole cost and expenses for the repair, restoration  and replacement of any Leasehold Improvements and Tenant's property.

    (d)  Notwithstanding anything in this Lease to the contrary, if the Leased Premises necessary for the Tenant's occupancy are damaged by fire, eaiihquake, act of God, the elements or other casualty within twelve (12) months prior to the scheduled Expiration Date. Landlord or Tenant may terminate this Lease upon written notice to the other party given within thirty (30) days after the date for such fire or other casualty, whether or not the Landlord determines that repairs can be completed within ninety- (90) days.

Section 10. Compliance with Law.

    (a)  Tenant shall, at Tenant's sole cost, comply with all of the requirements of all municipal, state, and federal authorities now in force or that may later be in force pertaining to the use of the Leased Premises, and shall faithfully observe in this use all municipal ordinances and state and federal statutes, codes and regulations now in force or that shall later be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenai1t , whether Landlord be a party or not, that Tenant has violated ai1y order or statute in this use, shall be conclusive of that fact as between Landlord and Tenant . Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or aiiy nuisance or other act or thing that may disturb the quiet enjoyment of any other Tenant in the building in which the Leased Premises may be located. ·

    (b)  The paities aclmowledge and agree that following an inspection requested by Tenant, the Leased Premises currently comply with the requirements of the Americans with Disabilities Act (ADA). If,however, in the future the Leased Premises are found not to be in compliai1ce with the ADA, Tenant, at the Tenant's sole expense, shall be responsible for all modifications to the Leased Premises necessary to conect any deficiency not already waived in Attachment 1, and meet the minimum requirements of the ADA.

Section 11. Tenant's Insurance; Indemnification of Landlord.

    (a)  During the entire Term of this Lease,Tenant shall, at Tenant's sole cost, but for the mutual benefit of Landlord and Tenant, maintain general public liability insurance against claims for fire, explosion, comprehensive building owners' coverage, personal injury, death, or property damage occurring in or about the Leased Premises. The limitation of liability of this insurance shall be not less than $500,000.00 in respect to injury or death of one person and to the limit of not less than $1,000,000 .00 in respect to any one accident and to the limit of not less than $2,500,000.00 with respect to property damage. All policies of insurance shall be issued in the name of Tenant, with Landlord listed as an additional insured, and certificates of this insurance and copies of policies shall be delivered to Landlord within 45 days of Conunencement Date. All insurance policies shall contain a provision that a thirty (30) day prior written notice of any cancellation shall be given to Landlord and Tenant before the effective date of cancellation.

    (b)  Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, waives all claims against Landlord for damage to goods, wares, and merchandise , in, upon , or about the Leased Premises and for injuries to persons in or about the Leased Premises, from any cause arising at any time unless arising from Landlord's gross negligence or intentional acts. Tenant will defend and hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares;and merchandise of any person, arising from the use of the Leased Premises by Tenant, or from the failure of Tenant to keep the Leased Premises in good condition and repair, as provided in this Lease, unless any such damage arises out of the Landlord 's gross negligence or intentional act.

Section 12. Free From Liens.

    Tenant shall keep the Leased Premises and the Property free from any liens arising out of any work perfonned , material furnished, or obligation incurred by Tenant.

Section 13.  Abandonment.

    Tenant shall not vacate or abandon the Leased Premises at any time during the Term; and if Tenant shall abandon, vacate, or surrender the Leased Premises or be dispossessed by process oflaw, or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of Landlord, be deemed abandoned.

Section 14. Utilities.
    Tenant shall pay before delinquency all charges for water , gas, heat, trash disposal, electricity , power , telephone service, and all other services of utilities used in, upon, or about the Leased Premises by Tenant or any of Tenant's subtenants, licensees, or concessionaires during the Term.

Section 15.  Entry.

    Subject to reasonable prior notice to Tenant, Tenant shall permit Landlord and Landlord's agents to enter into and upon the Leased Premises at all reasonable times to inspect them or to maintain the building in which the Leased Premises are situated, or for making repairs, alterations, or additions to any other portion of the building, including the erection and maintenance of scaffolding, canopy, fences, and props as may be required, or for posting notices of non.liability for alterations, additions, or repairs, or for placing any usual or ordinary For Sale signs upon the property in which the premises are located.

Section 16.  Assignment and Subletting.

    Tenant shall not assign this Lease, or any interest in this Lease, and shall not sublet the Leased Premises or any part of them, or any right or privilege appurtenant to them, or permit any other person other than the agents and servants of Tenant to occupy or use the Leased Premises without the prior written consent of Landlord, which consent may be unreasonably  withheld.

Section 17. Default.

    (a)  Each of the following shall constitute an event of default (Event of Default) under this Lease:

       (i)  if Tenant fails to make any payment required by the provisions of this Lease when due, and such failure continues for nine (9) days after written notice from Landlord to Tenant that such payment is due and payable;

       (ii)  if Tenant fails within thirty (30) days after written notice to correct any breach or default of the other covenants, terms, or conditions of this Lease;

       (iii)  if Tenant abandons the Leased Premises before the end of the Term; or

       (iv)  if all or substantially all of Tenant's assets shall be placed in the hands of a receiver or trustee and if this receivership or trusteeship continues for a period of forty-five
(45) days, or should Tenant make an assigrunent for the benefit of creditors, or be adjudicated bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act inwhich Tenant seeks to be adjudicated bankrupt, or seeks to be discharged of debts, or should any voluntary proceeding be filed against this Tenant under the bankruptcy laws and Tenant consents to it and acquiesces by pleading or default.

    (b)  Upon the occurrence of an Event of Default , Landlord shall have the right at any time afterwards to elect to terminate the Lease and Tenant's right to possession under the Lease. Upon this termination , Landlord shall have the right to recover against Tenant:

       (i)  The worth at the time of award of the unpaid rent that had been earned at the time of termination;

       (ii)  The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of this rental loss that Tenant proves could have been reasonably avoided;

       (iii)  The worth at the time of award of.the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of this rental loss that Tenant proves could be reasonably  avoided; and

       (iv)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease or that in the ordinary course of things would be likely to result.

    The worth at the time of award of the amounts referred to in the previous subparagraphs shall be computed by allowing interest at ten percent (10%) per aimun1. The worth at the time of award of the ainount refeITed to in subpai·agraph (iii) shall be computed by discmmting this amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

    (c)  Efforts Landlord may mal(e to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover dan1ages against Tenant, nor shall ai1ything contained in this Lease affect Landlord's right to indemnification against Tenant for any liability arising prior to the tem1ination of this Lease, in accordai1ce with paragraph 11 (b) above.

    (d)  However, the breach of this Lease by Tenant, or an abandonment of the Leased Premises by Tenant, shall not constitute a termination of this Lease, nor of Tenant's right of possession under this Lease, unless and until Landlord elects to do so, and until that time Landlord shall have the right to recover rent and all other payments to be made by Tenai1t under this Lease as they become due; provided, that until Landlord elects to terminate this Lease and Tenant's right of possession under this Lease, Tenant shall have the right to sublet the Leased Premises or to assign interests in this Lease, or both, subject only to the written consent of Landlord, which consent shall not be unreasonably withheld.

    (e)  As security for the performance by Tenant of all duties and obligations under the Lease, Tenant assigns to Landlord the right, power, and authority, during the continuance of this Lease, to collect the rents, issues, and profits of the Leased Premises, reserving to Tenant the right, prior to any breach or default by Tenant under this Lease, to collect and retain the rents, (solely in the case of a sublease previously approved in writing by Landlord) issues, and profits, from the operation of Tenant's approved business use, as they become due and payable, and so long as payments to Landlord are also kept current. Upon any breach or default, Landlord shall have the right at any time afterward, without notice except as provided for previously, either in person , by agent, or by a receiver to be appointed by a court, enter and take possession of the Leased Premises and collect rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation ai1d collection, including reasonable attorney fees, upon any secured indebtedness, and in an order as Landlord may determine.

    (f)  The parties agree that acts of maintenance or preservation or efforts to release the premises, or the appointment of a receiver upon the initiative of Landlord to protect interests under this Lease shall not constitute a termination of Tenant's right of possession for the purposes of this paragraph unless accompanied by a written notice from Landlord to Tenant of Landlord's election to so terminate.

    (g)  Subject to other terms and provisions of this Lease, if the Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default c,annot reasonably be cured within thirty (30) days, or if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained as a direct result of Landlord's breach.

Section 18. Surrender of Lease.

    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any of the subleases or subtenancies.

Section 19. Sale of Property.

    If Landlord sells any of the Leased Premises, Tenant acknowledges and agrees that Landlord shall be and is entirely relieved of all liability under this Lease, and of all the covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of the sale; and the purchaser, at the sale or any subsequent sale of the Leased Premises, shall be deemed to have assumed and agreed to carry out any of the covenants and obligations of Landlord under this Lease.

Section 20. Attorney Fees.

    If either Landlord or Tenant shall commence any legal proceedings against the other with respect to any of the terms and conditions of this Lease the nonprevailing party shall pay to the other all expenses of the litigation, including reasonable attorney fees as may be fixed by the court having jurisdiction  over the matter.  The parties agree that the State of California, County of San Diego, is the proper jurisdiction for litigation of any matters relating to this Lease, and service sent by certified mail to the address of the parties set forth in this Lease shall  be adequate service for this litigation.

Section 21. Security Deposit.

    Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the non.interest bearing sum of $0, receipt of which is acknowledged by Landlord, this deposit being given to secure the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the Te1m.  Tenant agrees that upon the occurrence  of an Event of Default under this Lease, this deposit may, at the option of Landlord, be applied to any damages suffered by Landlord as a result of the Event of Default to the extent of the amatmt of the damages suffered.

Section 22. Holding Over.
    Any holding over after the expiration of the Tem1, with the consent of Landlord, shall be construed to be a tenancy from month-to-month, cancelable upon thirty (30) days written noti ce, and a rental and upon terms and conditions as existing dming the last year of the Te1m. Any holding over after the expiration of the Tenn, without the consent of Landlord , shall be construed to be a tenancy-at-will month to month, at a Monthly Rent of one hundred and ten percent (110%) of the Monthly Rent as existing during the last year of the Term, but otherwise on the terms and conditions in this Lease.

Section 23. Notices.

    Wherever in this Lease it shall be required or permitted that notice and demand be given or served by either party to the other, this notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and forwarded by certified mail, addressed as follows:

If to Landlord:	Dr. Joel Wallach Dr. Ma Lan CIO Haskins & Associates 4045 Bonita Rd., Ste. 206 Bonita, CA 91902

If to Tenant:	American Longevity 2400 Boswell Road, Eastlake Chula Vista, CA 92029

Section 24. Successors in Interest.

    The covenants in this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties to this Lease; and all of the parties to this Lease shall be jointly  and severally liable.

Section 25.  Partial Invalidity.

    If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be void or unenforceable , the remainder of the provisions of this Lease shall remain in full force and shall in no way be affected, impaired, or invalidated.

Section 26.  Captions.

    The various headings and numbers in this Lease and the grouping of the provisions of this Lease into separate sections and paragraphs are for the purpose of convenience only and shall not be considered a part of this Lease.

Section 27.  Time.

    Time is of the essence in this Lease.

Section 28. Condemnation.

    If a condenmation or a transfer in lieu thereof occurs on all or any portion of the Leased Premises, Landlord or Tenant may , upon written notice given within thirty (30) days after the talcing or transfer in lieu thereof, tem1inate this Lease. In the event of any taking, partial or whole, all of the proceeds of any award,judgment or settlement payable by the condemning authority shall be the exclusive property of the Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the iight, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from the Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property .

Section 29. No Oral Agreements.

    This Lease includes infull each agreement of every kind between the parties concerning the Leased Premises, and all preliminary negotiations and agreements of any kind or nature are merged in this Lease, and there are no oral agreements or implied covenants made in connection with this Lease.

Section 30.  Governing Law

    This lease shall be governed by and construed in accordance with the laws of the State of California. This Agreement is the product of aims-length negotiations and shall not be construed for or against either party, nor shall it be construed according to any doctrine, rule or statute, which provides that a contract is to be interpreted against the interest of the party who drafted it, including, but not limited to, California Civil Code § 1654.

WHEREFORE the parties hereto agree to the foregoing as of the date noted above and acknowledge receipt of a copy of this Lease.

Dr. Joel Wallach, Trustee, The Joel and Ma Lan Wallach Family Trust (Landlord)

/s/ Ma Lan
Dr. Ma Lan, Trustee, The Joel and Ma Lan Wallach Family Trust (Landlord)

Wellness Lifestyles, Inc., a California corporation, dba American Longevity

By:

WHEREFORE the parties hereto agree to the foregoing as of the date noted above and acknowledge receipt of a copy of this Lease.
/s/ Joel Wallach
Dr. Joel Wallach, Trustee, The Joel and Ma Lan Wallach Family Trust (Landlord)

Dr. Ma Lan, Trustee, The Joel and Ma Lan Wallach Family Trust (Landlord)

Wellness Lifestyles, Inc., a California corporation, dba American Longevity

By:	/s/ Dr. Joel Wallach

AMENDMENT TO LEASE AGREEMENT

    This Amendment to Lease Agreement is entered into as of this 6th day of November, 2006 by and between 2400 Boswell LLC, a California limited liability company, successor in interest to Dr. Joel Wallach and Ma Lan, trustees of the Joel and Ma Lan Wallach Family Trust u/t/d 112196 (''Landlord") and AL Global Corporation dba Youngevity formerly lrnown as Wellness Lifestyles, Inc.  ('Tenant").

    WHEREAS, the Landlord and Tenant entered into a lease as of May 1, 2001, for the lease of certain improved real property located at 2400 Boswel Chula Vista, California  91914; and

    WHEREAS, the parties desire to amend the lease to acknowledge and consent to a name change of the tenant.

    Now, therefore in consideration of the premises the parties agree as follows:

    1.  The parties acknowledge and agree that the name ofthe Tenant is legally changed to "AL Global Corporation" and that AL Global Corporation does business under the fictitious name of "Youngevity."

    2.  Except as amended or modified hereby, the Lease Agreement shall remain unchang d and in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first mentioned above.

2400 BOSWELL, LLC, a California Limited Liability Company Landlord	AL GLOBAL CORPORATION, INC., a California corporation Tenant
/s/ Ma Lan	/s/ Dr. Joel Wallach
Ma Lan	Dr. Joel Wallach President